UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2026

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Saunders Rd., Suite 300
Lake Forest, IL	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 419-7106

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposal of Assets.

Sale of Products to Cosette Pharmaceuticals, Inc.

As previously announced on April 8, 2026, Assertio Holdings, Inc. (the “Company”) and certain wholly-owned subsidiaries of the Company (collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Cosette Pharmaceuticals, Inc., a Delaware corporation (“Cosette”). On April 8, 2026, the Company also completed the sale (the “Asset Sale”) of its right, title and interest in and to the INDOCIN®, SPRIX®, SYMPAZAN®, CAMBIA®, ZIPSOR® and the recently decommercialized OTREXUP® franchises of products (collectively, the “Products”) to Cosette pursuant to the Asset Purchase Agreement, for an aggregate purchase price of $35,000,000 in cash, with the potential for additional deferred amounts consisting of (i) in respect of SYMPAZAN, INDOCIN and OTREXUP, net sales-based milestone payments of up to $32,000,000 in the aggregate and (ii) in respect of SPRIX, (a) a one-time cash payment of $1,000,000 in the event of successful quality approval and delivery of a new batch of SPRIX products to Cosette’s warehouse by May 31, 2026, (b) eight percent (8%) of gross profits from SPRIX for the period from April 8, 2026 through December 31, 2027, and (c) a one-time cash payment of $2,000,000 if net sales of SPRIX exceed $7,000,000 during calendar year 2027. In connection with the Asset Sale, Cosette also assumed certain contracts, liabilities and obligations of the Sellers relating to the Products, including those related to manufacturing and supply, post-market commitments and clinical development costs.

In accordance with Article 11 of Regulation S-X, the Company is providing as Exhibit 99.1 hereto the unaudited pro forma condensed balance sheet of the Company as of December 31, 2025, and the unaudited pro forma condensed consolidated statements of operations of the Company for the years ended December 31, 2025 and 2024, all of which reflect the Asset Sale.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of the Company as of December 31, 2025 and the unaudited pro forma condensed consolidated statements of operations of the Company for the years ended December 31, 2025 and 2024 that reflect the Asset Sale are attached as Exhibit 99.1 and are included herein.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the Asset Sale been completed as of the dates presented and should not be taken as representation of the Company’s future consolidated results of operations or financial condition. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Assertio Holdings, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO HOLDINGS, INC.

Date: April 14, 2026	By:	/s/ Sam Schlessinger
Sam Schlessinger
Executive Vice President, General Counsel